Exhibit 23

Independent Auditors’ Consent

The Board of Directors

Harte-Hanks, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-63105, No. 33-51723, No. 33-54303, No. 333-03045, No. 333-30995, No. 333-41370 and No. 333-90022) on Form S-8 of Harte-Hanks, Inc. of our report dated March 15, 2005, with respect to the consolidated balance sheets of Harte-Hanks, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, cash flows and stockholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Harte-Hanks, Inc.

/s/ KPMG LLP

San Antonio, Texas

March 15, 2005